Exhibit 4.3
Execution Version
CALLON PETROLEUM COMPANY
(as Issuer)
and
AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC
(as Warrant Agent)

__________________________________
Warrant Agreement
Dated as of September 30, 2020
Warrants Exercisable for
Shares of Common Stock
__________________________________

TABLE OF CONTENTS
    i

EXHIBITS
Exhibit A Form of Series B Warrant
Exhibit B Restricted Legend
Exhibit C Rule 144A Certificate
Exhibit D Accredited Investor Certificate
Exhibit E Form of Standstill Agreement
Exhibit F Restricted Person List

    ii

WARRANT AGREEMENT, dated as of September 30, 2020, between CALLON PETROLEUM COMPANY, a Delaware corporation (as further defined below, the “Company”), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, a New York limited liability trust company (the “Warrant Agent”);
WHEREAS, in connection with the issuance and sale of the Company’s 9.00% Second Lien Senior Secured Notes due 2025 pursuant to that certain purchase agreement, by and between the Company and Chambers Investments, LLC (“Kimmeridge”), dated as of September 30, 2020, the Company hereby proposes to issue Series B warrants (the “Warrants”) to Kimmeridge, that upon exercise shall be settled for shares of Common Stock (the Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”); and
WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of the Warrants and other matters as provided herein;
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:
Article 1.
DEFINITIONS
Section 1.01    Definitions. As used in this Agreement, the following terms shall have the following respective meanings.
“act” has the meaning set forth in Section 8.01.
“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit D hereto.
“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.
“Agent” means any Registrar or Countersignature Agent as the context so requires.
“Aggregate Consideration” means, in respect of an issuance of shares of Common Stock (or Convertible Securities) by the Company, the sum of the net offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such shares of Common Stock and Convertible Securities, plus the aggregate amount, if any, payable upon Conversion of any such Convertible Securities (assuming Conversion in accordance with their terms immediately following their issuance).

“Agreement” means this Warrant Agreement, as amended or supplemented from time to time.
“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.
“beneficially own” (and related terms such as “beneficial ownership” and “beneficial owner”) shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance therewith.
“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.
“Business Combination” means a merger, consolidation, statutory exchange, business combination or similar transaction of the Company or a Subsidiary with another Person.
“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported (1) on the principal National Securities Exchange on which the Common Stock is traded, (2) if the Common Stock is not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined reasonably and in good faith by the Board of Directors to be the fair market value of a share of Common Stock, based on relevant facts and circumstances at the time of any such determination.
“Commission” means the Securities and Exchange Commission.
“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company or any other Capital Stock of the Company into which such common stock shall be reclassified or changed.
“Company” shall mean Callon Petroleum Company, a Delaware corporation, or any successor to the Company.
“Conversion” has the meaning set forth in Section 6.01(a)(ii).
“Convertible Securities” has the meaning set forth in Section 6.01(a)(ii).
“Corporate Trust Office” means the office of the Warrant Agent designated for the purposes contemplated hereunder, which at the Issue Date is located at 6201 15th Avenue, Brooklyn, New York, 11219.
“Countersignature Agent” refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.
“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exercise Notice” has the meaning assigned to such term in Section 4.01(b).
“Exercise Price” means the exercise price for the Warrants as set forth on Exhibit A, subject to adjustment pursuant to Section 6.01.
“Expiration Time” has the meaning assigned to such term in Section 4.01(a).
“Funds” has the meaning assigned to such term in Section 8.12.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board

Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
“Holder” means the registered holder of any Warrant.
“Indenture” means the Indenture dated as of September 30, 2020 among the Company and U.S. Bank National Association, a national banking association, as trustee and collateral agent (in such capacity, with respect to the Company’s issuance of the 9.00% Second Lien Senior Secured Notes due 2025.
“Industry Competitor” means an exploration and production operating company, or any holding company thereof or its Subsidiaries, that as one of its principal activities owns directly or indirectly, material oil and gas working interests; provided, however, that for the avoidance of doubt, a private equity fund, financial institution, asset management firm or similar firm (excluding its portfolio companies) shall not be considered an “Industry Competitor” but its portfolio companies, if any, that own material oil and gas working interests would be considered an “Industry Competitor”.
“Initial Number” has the meaning assigned to such term in Section 6.01(a)(ii).
“Issue Date” means the date of this Agreement.
“Kimmeridge” has the meaning assigned to such term in the Recitals.
“Market Capitalization” means, as of any date of determination, the Market Value of each share of the Company’s outstanding shares of common stock multiplied by the Company’s total number of issued outstanding shares of common stock as of the Trading Day immediately prior to the date of determination.
“Market Value” means, the Average VWAP during a five consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination, as reported (1) on the principal National Securities Exchange on which the Common Stock is traded, (2) if the Common Stock is not listed on a National Securities Exchange, on the principal regional securities exchange, or (3) if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a listing or reporting, the Market Value shall be an amount determined reasonably and in good faith by the Board of Directors based on relevant facts and circumstances of the time of such determination.
“National Securities Exchange” shall mean an exchange registered with the Commission under Section 6(a) of the Exchange Act.
“Net Share Settlement” has the meaning assigned to such term in Section 4.01(b).

“NYSE” shall mean the New York Stock Exchange.
“NYSE Stockholder Approval” has the meaning set forth in Section 3.09(d).
“Officer” shall mean the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the General Counsel of the Company.
“Officers’ Certificate” means a certificate signed by two Officers, and delivered to the Warrant Agent, that meets the requirements set forth herein.
“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Warrant Agent that meets the requirements set forth herein.
“Permitted Transactions” mean (i) issuances of warrants for the purchase of Common Stock in connection with the exchange of Indebtedness (as defined in the Indenture) of the Company or any Guarantor (as defined in the Indenture) permitted by the Indenture; provided that (x) in the case of warrants, such warrants have an exercise price not lower than the Exercise Price and (y) such warrants are issued at a rate of not more than 24.239138 per $1,000 principal amount of Indebtedness issued pursuant to such exchange of Indebtedness, as proportionately adjusted for splits, reverse splits, subdivisions, combinations or reclassifications; (ii) issuances of Common Stock and Convertible Securities in connection with a Business Combination or as consideration for (or the proceeds of which are used within 90 days of issuance thereof as consideration for) the acquisition of assets; (iii) issuances of Common Stock and Convertible Securities to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board of Directors; and (iv) the exercise of the Warrants.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.
“Post-Issuance Adjustment” has the meaning set forth in Section 6.01(a)(ix).
“Pricing Date” has the meaning set forth in Section 6.01(a)(ii).
“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the

Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Warrants are outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of purchase with respect to any Pro Rata Repurchase.
“Register” has the meaning assigned to such term in Section 3.08.
“Registrar” means a Person engaged to maintain the Register.
“Restricted Legend” means the legend set forth in Exhibit B.
“Restricted Person” means a Person who is (a) a Shareholder Activist and is listed on the Restricted Person List or (b) an Industry Competitor; provided, that a Person shall not be deemed to be a Restricted Person if such Person is receiving the Warrants as the result of a distribution to such Person on account of an equity interest such Person holds in a Holder of the Warrants.
“Restricted Person List” means the Restricted Persons set forth on the list attached hereto as Exhibit F, as such list may be amended pursuant to Section 3.09.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Certificate” means a certificate substantially in the form of Exhibit C hereto.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shareholder Activist” means, as of any date of determination, (i) any Person who has, within the three-year period immediately preceding such date of determination, in such Person’s capacity as a beneficial owner of equity securities, debt securities or otherwise, (a) made, engaged in or been a participant in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) to vote, or advise or knowingly influence any Person with respect to the voting of, any equity securities of any issuer, including in connection with a proposed change of control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such issuer or otherwise conducted a referendum of stockholders (including any “withhold,” “vote no” or similar campaign), (b) called, or publicly sought to call, a meeting of the shareholders of an issuer, initiated any shareholder proposal for action by shareholders of an issuer, or initiated any action by written consent of the shareholders, in each case not approved (at the time of the first such action) by the board of directors of such issuer, or otherwise made any shareholder proposal (c) otherwise publicly acted, alone or in concert with others, to seek to control or influence the management or the policies of an issuer (provided, that this clause (c) is not intended to include the activities of any member of the board of directors of such issuer, taken in good faith solely in his or her capacity as a director of such issuer) or (d) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of an issuer that was not approved (at the time of commencement) by the board of directors of such issuer in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, (ii) Affiliates of such Person described in the foregoing clause (i) (other than any such Affiliates who are Affiliates solely as the result of being a limited partner of any Holder or of any Affiliate of any Holder), and (iii) any other Person with whom such Person referenced in the foregoing clause (i) is, after due inquiry, known to be acting in concert in respect of an investment in the Company’s securities (whether or not pursuant to any written agreement to act in concert).
“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Trading Day” shall mean a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other National Securities Exchange or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a National Securities Exchange or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.
“Transfer Agent” has the meaning assigned to such term in Section 5.04(b).
“Trigger Event” has the meaning assigned to such term in Section 6.01(a)(xiii).
“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “CPE <Equity> VWAP” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.
“Warrant Agent” means the party named as such in the first paragraph of this Agreement or any successor warrant agent under this Agreement pursuant to Article 7.
“Warrant Shares” has the meaning assigned to such term in the Recitals.
“Warrants” has the meaning assigned to such term in the Recitals.

Section 1.02    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;
(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)    “or” is not exclusive;
(d)    words in the singular include the plural, and words in the plural include the singular;
(e)    “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(f)    when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”
(g)    all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated; and
(h)    references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).
Article 2.
APPOINTMENT OF WARRANT AGENT
Section 2.01    Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the instructions set forth hereinafter in this Agreement and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.
Article 3.
THE WARRANTS
Section 3.01    Form and Dating; Legends. (a) The Warrants will be categorized as Series B Warrants and will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Warrants attached as Exhibit A constitute, and are hereby expressly made, a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, rules of or agreements with National Securities Exchanges to which the Company is subject. The Warrants shall be issued in uncertificated, book entry form as of the date of this Agreement, but the Holders shall be entitled to, and upon request from a Holder, the

Company shall promptly cause to be delivered to the Holder, certificates representing the Warrants.
(b)    Except as otherwise provided in Section 3.01(c) or Section 3.09, each Warrant will bear the Restricted Legend.
(c)    (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Warrant would, but for the transfer restrictions set forth in Section 3.09, be eligible for resale pursuant to Rule 144 (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, or (ii) after a Warrant is sold pursuant to an effective registration statement under the Securities Act, then, in each case, the Company may instruct the Warrant Agent in writing to cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Warrant Agent will comply with such instruction.
(d)    By its acceptance of any Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth in this Agreement and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with this Agreement and such legend.
Section 3.02    Execution and Countersignature. (a) With respect to Warrants issued in certificated form, if any, an Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.
(b)    A Warrant in certificated form will not be valid until the Warrant Agent countersigns the Warrant, by manual or facsimile signature, and the signature shall be conclusive evidence that the Warrant has been countersigned under this Agreement. At any time, and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature. The Warrant Agent will countersign and deliver Warrants for original issue after receipt by the Warrant Agent of an Officers’ Certificate specifying (i) the number of Warrants to be countersigned and the date on which the Warrants are to be countersigned and (ii) other information the Company may determine to include or the Warrant Agent may reasonably request.
Section 3.03    Warrant Registrar and Countersignature Agent. The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in this Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by that Warrant Agent will be deemed to be references to the

Countersignature Agent. The Company may act as Registrar. In each case the Company and the Warrant Agent will enter into an appropriate agreement with the Countersignature Agent implementing the provisions of this Agreement relating to the obligations of the Warrant Agent to be performed by the Countersignature Agent and the related rights. The Company initially appoints the Warrant Agent as Registrar.
Section 3.04    Replacement Warrants. With respect to Warrants issued in certificated form, if any, the Warrant Agent shall issue replacement Warrants for those certificates alleged to have been lost, stolen or destroyed, upon receipt by the Warrant Agent and the Company of (i) evidence reasonably satisfactory to the Warrant Agent of such loss, theft or destruction of such Warrants, and (ii) indemnity satisfactory to the Warrant Agent, which indemnity shall include an open penalty surety bond satisfactory to the Warrant Agent (unless waived by the Warrant Agent) and holding it and Company harmless, absent notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.
Section 3.05    Outstanding Warrants. (a) Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for:
(i)    Warrants canceled by the Warrant Agent or the Company or delivered to the Warrant Agent for cancellation;
(ii)    Warrants exercised by the Holder thereof; and
(iii)    any Warrant which has been replaced pursuant to Section 3.04 unless and until the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant is held by a bona fide purchaser, in which case the replacement Warrant issued pursuant to Section 3.04 shall be automatically canceled.
Section 3.06    Cancellation. Notwithstanding any Warrants canceled in accordance with Section 4.01, the Company will promptly deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold. Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer. The Warrant Agent will cancel all Warrants surrendered for transfer, exchange or cancellation and dispose of them in accordance with its normal procedures. Certification of the cancellation of all canceled Warrants shall be delivered to the Company upon written request. The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation.

Section 3.07    CUSIP Numbers. The Company in issuing the Warrants shall obtain and use “CUSIP” numbers for the Warrants and the Warrant Agent will use such CUSIP numbers in notices as a convenience to Holders, with any such notice stating that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder. The Company will promptly notify the Warrant Agent and Holders in writing of any change in such CUSIP numbers.
Section 3.08    Registration, Permitted Transfers. (a) The Company shall cause the Registrar to maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders. Each Warrant will be registered in the name of the Holder thereof.
(b)    A Holder may transfer Warrants to another Person only in compliance with the restrictions on transfers set forth in Section 3.09(a). If such transfer of Warrants complies with Section 3.09(a), a Holder may transfer such Warrants by presenting to the Registrar a written request therefor stating the name of the proposed transferee and any other certification, opinion or other document required by this Agreement. The Registrar will promptly register any transfer that meets the requirements of this Section 3.08 and Section 3.09(a) by noting the same in the Register; provided that no transfer will be effective until it is registered in the Register. Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary. All expenses incurred in connection with any registration or qualification hereunder shall be borne by the Company.
From time to time, the Company will execute and the Warrant Agent will countersign additional Warrants as necessary in order to permit the registration of a transfer in accordance with this Section. All Warrants issued upon transfer shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of this Agreement.
No service charge will be imposed in connection with any transfer of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
A party requesting transfer of Warrants or other securities must provide any evidence of authority that may be required by the Warrant Agent, including, but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.
(c)    Subject to compliance with Section 3.09(b), if a Warrant is transferred, the Warrant Agent will (i) cancel the Warrant being transferred, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred to the transferee, registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer involves less than the entire amount of the canceled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred portion of the canceled Warrant, registered in the name of the Holder thereof.
Section 3.09    Transfer and Exchange.
(a) Notwithstanding anything to the contrary in this agreement, a Holder may transfer Warrants only if such transfer is to a Person who both (i) is not a Restricted Person and (ii) would, immediately upon the transfer of such Warrants (and taking into account the net share settlement thereof), be the beneficial owner of no more than 9.9% of the outstanding Common Stock of the Company; provided, that such Holder may transfer Warrants to a Person who is a Restricted Person if such Person executes and delivers a standstill agreement with the Company in the form attached hereto as Exhibit E (provided, that such standstill agreement will provide for a term that expires no earlier than the later of (1) the second annual meeting after the date of the transfer of such Warrants and (2) one year after the date of the transfer of such Warrants. The Company shall have the right to update the Restricted Person List by providing written notice to the Holders with 30 days in advance; provided that the Restricted Person List shall not list more than 20 Persons at any given time; provided, further, that, the Company may not update the Restricted Person list pursuant to this sentence more than once during any period of twelve consecutive calendar months. Notwithstanding anything to the contrary in this Agreement, the Registrar shall refuse to register any requested transfer that does not comply with the preceding sentence. Subject to Section 3.09(b), the Person requesting the transfer must deliver or cause to be delivered to the Warrant Agent a duly completed Rule 144A Certificate or Accredited Investor Certificate and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.
(b)    No Rule 144A Certificate, Accredited Investor Certificate or other certification and evidence is required in connection with any transfer of any Warrant (or a beneficial interest therein):
(i)    after such Warrant would, but for the transfer restrictions set forth in Section 3.09, be eligible for resale pursuant to Rule 144 (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company and Registrar may require from any Person requesting a transfer in reliance upon this clause (i) any other reasonable certifications and evidence in connection with such transfer; or
(ii)    sold pursuant to an effective registration statement.
Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

(c)    The Registrar will retain electronic copies of all certificates and other documents received in connection with the transfer of a Warrant, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Registrar.
(d)    Notwithstanding anything to the contrary contained in this Agreement, the number of shares of Common Stock that may be issued under the Warrants for any reason shall not exceed the maximum number of shares of Common Stock which the Company may issue without stockholder approval under the stockholder approval rules of the NYSE, including Section 312.03 of the NYSE Listed Company Manual, unless the requisite stockholder approval has been obtained (“NYSE Stockholder Approval”), provided that if the number of shares of Common Stock that may be issued under the Warrants would for any reason require NYSE Stockholder Approval that the Company will promptly seek such approval from its stockholders and, if not received, will continue to seek such approval from its stockholders annually until such approval is received. The foregoing restriction shall continue notwithstanding any failure of the Common Stock to continue to be listed on the NYSE.
Article 4.
TERMS OF WARRANTS; EXERCISE OF WARRANTS
Section 4.01    Terms of Warrants; Exercise of Warrants.
(a)    Subject to the terms of this Agreement, a Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at 12:01 p.m. Central Time on September 30, 2020, and until 5:00 p.m., New York City time, on September 30, 2025 (the “Expiration Time”), and shall entitle the Holder thereof to receive from the Company Warrant Shares. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.
(b)    In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Company (i) such Warrants and (ii) the form of election to exercise on the reverse thereof duly filled in and signed (the “Exercise Notice”). Payment of the Exercise Price shall be made by net share settlement pursuant to the procedures set forth in Section 4.01(c) (a “Net Share Settlement”).
(c)    Each exercise of a Warrant shall be “net share settled” whereupon the Warrant will be converted into shares of Common Stock pursuant to a cashless exercise, after which the Company will issue to the Holder the Warrant Shares equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:
X = ((A - B)/A) x C

where:

X =	the Warrant Shares issuable upon exercise pursuant to this paragraph (c).
A =	the Market Value on the day immediately preceding the date on which the Holder delivers the applicable Exercise Notice.
B =	the Exercise Price.
C =	with respect to the Warrant then being exercised, the number of shares of Common Stock such Warrant is exercisable for, prior to the Net Share Settlement procedures pursuant to this paragraph (c).
If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph (c).
(d)    Subject to Section 4.01(i), upon compliance with the provisions set forth above, the Company shall promptly deliver or cause to be delivered, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled, together with cash in lieu of fractional shares as provided in Section 6.02 hereof. Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates or other securities or property have not been delivered. If applicable, the Company shall provide to the Warrant Agent an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, the Warrant Agent may request additional funding to cover fractional payments. The Warrant Agent shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.
(e)    With respect to Warrants issued in certificated form, if any, if less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.
(f)    All Warrant certificates surrendered upon exercise of Warrants shall be canceled by the Company. Such canceled Warrant certificates shall then be canceled and disposed of by the Company in accordance with its standard procedures. The Company shall promptly notify the

Warrant Agent in writing of any exercise of Warrants, and to the extent that less than all the Warrants represented by a Warrant certificate are exercised, the Company shall notify the Warrant Agent in writing of such exercise of Warrants concurrently with the delivery of the executed Warrant certificate as provided in Section 4.01(e).
(g)    The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.
(h)    Certificates, if any, representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.01(c) apply to such Shares, and any transfers thereof shall comply with the Restricted Legend.
(i)    Notwithstanding anything to the contrary herein, (i) unless otherwise agreed by the Company and the Holder, the Warrant Shares shall be in uncertificated, book entry form as permitted by the amended and restated bylaws of the Company and the Delaware General Corporation Law, and (ii) delivery of Warrant Shares upon exercise of a Warrant shall be made to the applicable Holder through the facilities of The Depository Trust Company as directed by such Holder unless such Holder shall otherwise instruct.
(j)    If a Holder elects to partially exercise a Warrant, the number of Warrant Shares deliverable upon such partial exercise must be not less than 100,000 Warrant Shares.
Section 4.02    Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
Article 5.
COVENANTS OF THE COMPANY
Section 5.01    Maintenance of Office or Agency. The Company will maintain in the United States an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise. The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations and surrenders may be made or served to the Warrant Agent.
The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.
Section 5.02    Payment of Taxes. The Company will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise.
Section 5.03    Rule 144A(d)(4) Information. For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will make available upon request to any prospective purchaser or transferee of the Warrants or Warrant Shares or beneficial owner of Warrants or Warrants Shares in connection with any sale or transfer thereof the information required by Rule 144A(d)(4); provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.03 if the Company has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System and such information is publicly available on such system.
Section 5.04    Reservation of Warrant Shares. (a) The Company will reserve and keep available for issuance and delivery such number of its authorized but unissued shares of Common Stock or other securities of the Company as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants, which shares or securities will, when issued, be free and clear of all liens, security interests, charges and other encumbrances and free and clear of all preemptive rights.
(b)    The Company will authorize and direct the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any securities of the Company issuable upon the exercise of the Warrants to reserve such number of authorized securities as shall be required for such purpose. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Sections 4.01(d) and 6.02 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.01(d) hereof.
Section 5.05    Tax Treatment of Net Share Settlement. The Company will use commercially reasonable efforts to cause any Net Share Settlement to qualify for nonrecognition of the applicable Holder’s gain or loss for Federal income tax purposes to the extent permitted by applicable law, including (as may be necessary or appropriate) adopting a “plan of reorganization” in order for such Net Share Settlement to be treated as occurring pursuant to a “reorganization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.
Section 5.06    Listing and Applicable Law. (a) The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on the NYSE or the principal securities exchange on which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.
(b)    The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise.
Section 5.07    Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its organizational documents or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants, and will at all times in good faith carry out all the provisions of this Agreement and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants.
Article 6.
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE
Section 6.01    Adjustment to Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.01 and all references to “Common Stock,” “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.
In the event that, at any time as a result of the provisions of this Section 6.01, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of the Warrants shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(a)    Adjustments for Change in Capital Stock.
(i)    If the Company pays a dividend (or other distribution) in shares of Common Stock to all holders of the Common Stock, then the Exercise Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1
OS0
where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and
OS1 =
the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.
(ii)    If the Company issues to all holders of shares of the Common Stock (or rights, options or warrants or any other securities or rights exercisable or convertible into or exchangeable (collectively, a “Conversion”) for shares of Common Stock) (collectively, “Convertible Securities”), at less than the Market Value as of the last Trading Day preceding the announcement of the transactoin, then the Exercise Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X
OS0 + Y
where

OS0 =	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;
X =	the total number of shares of Common Stock issuable pursuant to such Convertible Securities; and
Y =
the number of shares of Common Stock equal to the Aggregate Consideration payable to exercise such Convertible Securities divided by the Market Value determined as of the last Trading Day preceding the date of the agreement on pricing (the “Pricing Date”) of such Convertible Securities.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant immediately prior to Pricing Date of such Convertible Securities (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of additional shares of Common Stock issuable in connection with such Convertible Securities and (ii) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock that the Aggregate Consideration receivable by the Company for the total number of shares of Common Stock so issuable in connection with such Convertible Securities would purchase at the Market Value on the Pricing Date of such Convertible Securities.
To the extent that such Convertible Securities are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exercise Price and the number of Warrant Shares shall be readjusted to the Exercise Price and the number of Warrant Shares that would have then been in effect had the adjustment made upon the issuance of such Convertible Securities been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such Convertible Securities are only exercisable upon the occurrence of certain triggering events, then the Exercise Price and the number of Warrant Shares shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such Convertible Securities and the value of such consideration (if other than cash, to be determined by the Board of Directors).
(iii)    If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Exercise Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1
OS0
where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and
OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.
In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.
(iv)    If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of Capital Stock (other than Common Stock) or other assets (including cash or securities, but excluding any dividend or distribution referred to in clause (i) above; any rights or warrants referred to in clause (ii) above; and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Exercise Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0
SP0 - FMV
where

SP0 =	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and
FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.
In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.
In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a Subsidiary or other business unit the Exercise Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Exercise Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS
MP0
where

MP0 =
the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS =
the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.
In the event that such distribution described in this clause (iv) is not so made, the Exercise Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such dividend distribution had not been declared.
(v)    In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Warrant Shares be adjusted to the number obtained by dividing (A) the product of (I) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.
(vi)    In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.01(a)(iii)), the Holder’s right to receive Warrant Shares upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this Section 6.01(a)(vi). In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property that the Holder will receive upon exercise of a Warrant.
(vii)    If, at any time the Market Capitalization of the Company does not exceed $300,000,000, the Company issues shares of Common Stock or Convertible Securities (other than in Permitted Transactions or a transaction to which the adjustments set forth in other subsections of this Section 6.01 are applicable) at a purchase, Conversion or exercise price that is lower than the Exercise Price, then, in such event, the Initial Number shall be increased to the number obtained by multiplying the Initial Number by the following fraction:

OS0 + X
OS0 + Y
OS0 =	the number of shares of Common Stock outstanding immediately prior to the Pricing Date;
X =	the total number of shares of Common Stock issued (or into which Convertible Securities may be converted); and
Y =
the number of shares of Common Stock (rounded to the nearest whole share) which the Aggregate Consideration in respect of such issuance of shares of Common Stock (or Convertible Securities) would purchase at the Exercise Price immediately prior to the Pricing Date of such shares of Common Stock or Convertible Securities.

    In any such event, if the Common Stock or Convertible Securities are issued without consideration or at a consideration per share (or having a Conversion price per share) that is less than 100% of the Exercise Price immediately prior to the Pricing Date, then the Exercise Price payable upon exercise of the Warrants pursuant to Section 6.01(a)(vii) shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of the Warrants in full immediately prior to the adjustment pursuant this Section 6.01(a)(vii), and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of the Warrants in full immediately after the adjustment pursuant to this Section 6.01(a)(vii).
(viii)    If, at any time the Market Capitalization of the Company does not exceed $300,000,000, the Company issues shares of Common Stock or Convertible Securities (other than in Permitted Transactions or a transaction to which the adjustments set forth in other subsections of this Section 6.01 are applicable) at a purchase, Conversion or exercise price that is lower than the Market Value of Common Stock immediately prior to the Pricing Date of such Convertible Securities, then, in such event, the Initial Number shall be increased to the number obtained by multiplying the Initial Number by the following fraction:

OS0 + X
OS0 + Y
OS0 =	the number of shares of Common Stock outstanding immediately prior to the Pricing Date;
X =	the total number of shares of Common Stock issued (or into which Convertible Securities may be converted); and
Y =
the number of shares of Common Stock (rounded to the nearest whole share) which the Aggregate Consideration in respect of such issuance of shares of Common Stock (or Convertible Securities) would purchase at the Market Value immediately prior to the Pricing Date of such shares of Common Stock or Convertible Securities.

    In any such event, if the Common Stock or Convertible Securities are issued without consideration or at a consideration per share (or having a Conversion price per share) that is less than 100% of the Market Value of Common Stock immediately prior to the Pricing Date, then the Exercise Price payable upon exercise of the Warrants pursuant to Section 6.01(a)(viii) shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of the Warrants in full immediately prior to the adjustment pursuant this Section 6.01(a)(viii), and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of the Warrants in full immediately after the adjustment pursuant to this Section 6.01(a)(viii).
(ix)    Notwithstanding anything herein to the contrary, for purposes of Section 6.01(a)(vii) and Section 6.01(a)(viii), as applicable, (1) in the case of the issuance of such shares of Common Stock or Convertible Securities for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon Conversion of any such Convertible Securities), the consideration represented by such non-cash property shall be deemed to be the Market Value (in the case of securities) and/or fair market value (in all other cases), as applicable, of such non-cash property as of immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions); (2) if, following any adjustment pursuant to Section 6.01(a)(vii) and Section 6.01(a)(viii) (excluding this clause (2)), there is (x) an increase in the number of shares of Common Stock deliverable upon Conversion of any such issued Convertible Securities, and/or (y) a decrease in the consideration receivable by the Company in respect of any such Conversion (each, a “Post-Issuance Adjustment”), then, to the extent that, in respect of the same facts and events, the adjustment provisions set forth in Section 6.01(a)(vii) and Section 6.01(a)(viii) (excluding this clause (2)), as applicable, do not result in a proportionate increase in the number of Warrant Shares issuable upon the exercise of the Warrant, and/or proportionate decrease in the Exercise Price payable upon exercise of the Warrant, in each case equal to or greater than the proportionate increase and/or decrease, respectively, in respect of such Convertible

Securities, then the number of Warrant Shares issuable, and the Exercise Price payable, upon exercise of the Warrant, in each case then in effect, shall forthwith be readjusted to such number of Warrant Shares and such Exercise Price as would have been obtained had the Post-Issuance Adjustment been effective in respect of such Convertible Securities as of immediately prior to the Pricing Date of such Convertible Securities; (3) if the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrant shall have been adjusted upon the issuance of any Convertible Securities in accordance with Section 6.01(a)(vii) or Section 6.01(a)(viii), as applicable, subject to clause (2) above, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrant shall be made for the actual issuance of shares of Common Stock upon the actual Conversion of such Convertible Securities in accordance with their terms; and (4) if the Company issues shares of Common Stock or Convertible Securities (other than in Permitted Transactions or a transaction to which the adjustments set forth in other subsections of this Section 6.01 are applicable) at a purchase, Conversion or exercise price that is (x) lower than the Exercise Price and (y) lower than the Market Value of Common Stock immediately prior to the Pricing Date, then the Warrants shall be adjusted by the adjustment provision that produces the largest adjustment to the Initial Number pursuant to Section 6.01(a)(vii) and Section 6.01(a)(viii). Any adjustment made pursuant to Section 6.01(a)(vii) and Section 6.01(a)(viii) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of the Warrant shall be made pursuant to Section 6.01(a)(vii) and Section 6.01(a)(viii).
(x)    If, at any time the Market Capitalization of the Company does not exceed $300,000,000, the Company issues shares of Common Stock or Convertible Securities (other than in Permitted Transactions or a transaction to which the adjustments set forth in other subsections of this Section 6.01 are applicable), then, in such event, the Initial Number shall be increased to the number obtained by dividing the Initial Number by the following fraction:

OS0
OS0 + X
OS0 =	the number of shares of Common Stock outstanding immediately prior to the Pricing Date; and
X =	the total number of shares of Common Stock issued (or into which Convertible Securities may be converted).
    No adjustment to the Exercise Price shall be made on account of any adjustment pursuant to this Section 6.01(a)(x).

(xi)    Notwithstanding anything herein to the contrary, no adjustment under this Section 6.01 need be made to the Exercise Price unless such adjustment would require a cumulative increase or decrease of at least 1.0% of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a cumulative increase or decrease of at least 1.0% of such Exercise Price.
(xii)    The Company reserves the right to make such adjustments to the Exercise Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend or distribution of stock or stock rights will result in less or no tax to the recipients. In the event the Company elects to make such an adjustment in the Exercise Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the adjustment of the Exercise Price.
(xiii)    Notwithstanding any other provisions of this Section 6.01(a), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.01(a) (and no adjustment to the Exercise Price under this Section 6.01(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price shall be made under Section 6.01(a)(ii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 6.01 (a) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Exercise Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants, the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Exercise Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon exercise of the Warrants, the Holders will receive, in addition to the Common Stock issuable upon such exercise, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.
(b)    Notwithstanding anything to the contrary in Section 6.01 other than Section 6.01(a)(vii), (viii), (ix) and (x), no adjustment to the Exercise Price shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such event, without having to exercise their Warrants.
(c)    If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the taking of such record.
(d)    Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 6.03 hereof.
(e)    Company Determination Final. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine Market Value or fair market value, such determination shall be made reasonably and in good faith and, absent manifest error, shall be final and binding on the Holders and the Warrant Agent.
(f)    When Issuance or Payment May be Deferred. In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 6.02 hereof; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

(g)    Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.
(h)    No Adjustments Below Par Value. Notwithstanding anything herein to the contrary, no adjustment will be made to the Exercise Price if, as a result of such adjustment, the Exercise Price per Warrant Share would be less than the par value of the Company’s Common Stock (or other Capital Stock for which any Warrant is exercisable); provided that, before taking any action which would but for the foregoing limitation in this sentence have caused an adjustment to reduce the Exercise Price below the then par value (if any) of its Common Stock (or other Capital Stock for which any Warrant is exercisable), the Company will take any reasonable corporate action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Warrant Shares at the Exercise Price as so adjusted.
Section 6.02    Fractional Interests. The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the Company may, at its option, either pay an amount in cash equal to the current Closing Sale Price per Warrant Share, as determined on the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent, or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares.
Section 6.03    Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be a rebuttable presumption of the correctness of the matters set forth therein, and (ii) cause to be given to each of the Holders written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03.
(b)    In case:

(i)    the Company shall authorize the issuance to all holders of shares of Common Stock of Convertible Securities to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;
(ii)    the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.01(a) hereof);
(iii)    of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock by the Company;
(iv)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
(v)    the Company proposes to effect any Business Combination or to take any action which would require an adjustment of the Exercise Price pursuant to Section 6.01 hereof;
then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such Convertible Securities or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such Business Combination, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action. Notwithstanding anything herein to the contrary, Holders may deliver written notice to the Company requesting that such Holder not receive any or all notices from the Company set forth in this Section 6.03 and upon receipt of such notice the Company shall not provide any such notices; provided, however, that such Holder may later revoke any such opt-out notice in writing and such Holder shall thereafter be entitled to receive notices provided for pursuant to this Section 6.03.
Section 6.04    No Rights as Stockholders. Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends or other distributions, as stockholders of the Company, or the right to share in the assets of the Company in the event of its liquidation, dissolution or winding up, except in respect of Common Stock received following exercise of Warrants. In addition, nothing contained in this Agreement or the Warrants shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
Article 7.
WARRANT AGENT
Section 7.01    Warrant Agent. The Warrant Agent undertakes the express duties and obligations imposed by this Agreement upon the following terms and conditions (and no duties or obligations shall be inferred), by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:
(a)    The statements and recitals contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility and shall not be liable for the correctness of any of the same except such as describe the Warrant Agent. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise expressly provided.
(b)    The Warrant Agent has no duty to determine when an adjustment under Article 6 should be made, how it should be made or what it should be. Nor shall the Warrant Agent have any obligation hereunder to determine whether an adjustment event has occurred. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall have no obligation under this Agreement to calculate, confirm, investigate or verify the accuracy of the correctness of, the number of Warrant Shares issuable in connection with any exercise hereunder.
(c)    The Warrant Agent shall not be accountable with respect to (i) the validity, value, kind or amount of any Warrant Shares, securities or property which may be issued or delivered at any time upon the exercise of any Warrant or (ii) whether any such Warrant Shares or other securities will, when issued, be validly issued, fully paid and nonassessable; and in each case, makes no representation with respect thereto.
(d)    The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.
(e)    In the absence of willful misconduct or gross negligence on its part, the Warrant Agent may rely on, and will be held harmless and protected and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document from the Company with respect to any matter relating to its acting as Warrant Agent hereunder believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in the document. The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
(f)    The Warrant Agent may consult with legal counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection to the Warrant Agent and the Warrant Agent will incur no liability for or in respect of any action taken, suffered or omitted by it hereunder in the absence of willful misconduct or gross negligence in reliance thereon.
(g)    The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent absent gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the appointment of such agent.
(h)    The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof. No provision of this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).
(i)    The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
(j)    The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it reasonably believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity reasonably satisfactory to it; provided, further, that the Warrant Agent may in any event resign pursuant to Section 7.04(i) instead of taking any such action.
(k)    The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including, without limitation, obligations under applicable regulation or law.
(l)    The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.
(m)    The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied).
(n)    The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.
(o)    In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Warrant Agent.
(p)    The provisions of this Section 7.01, Section 7.02 and Section 7.03 will survive the termination of this Agreement, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Warrant Agent.
Section 7.02    Compensation; Indemnity; Limitation on Liability. (a) The Company will pay the Warrant Agent compensation for all services rendered by it hereunder as agreed upon in writing for its services. The Company will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent in the exercise and performance of its duties hereunder, except any such expense, disbursement or advance attributable to its gross negligence or willful misconduct (each as determined by a final nonappealable judgment of a court of competent jurisdiction). Such expenses shall include the reasonable compensation and expenses of the Warrant Agent’s agents and counsel.
(b)    The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, damage, judgment, fine, penalty, claim, demand, settlement or expense incurred (including without limitation, the reasonable fees and expenses of outside legal counsel) without gross negligence or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction) on the part of the Warrant Agent, for anything done or omitted to be done by the Warrant Agent in connection with the acceptance, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The reasonable costs and expenses incurred in enforcing this right of indemnification will be paid by the Company if the Warrant Agent is entitled to indemnification by the Company pursuant to this Agreement (as determined by a final, nonappealable judgment of a court of competent jurisdiction). The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)    Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.
(d)    Notwithstanding anything in this Agreement to the contrary, in no event will the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Warrant Agent will not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Warrant Agent will be fully protected and will incur no liability for failing to take any action in connection therewith unless and until it has received such notice.
Section 7.03    Individual Rights of Warrant Agent. The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. An Agent may do the same with like rights.
Section 7.04    Replacement of Warrant Agent. (a) The Warrant Agent
(i)    may resign and be discharged from its duties under this Agreement at any time by not less than 30 days’ written notice to the Company (pursuant to Section 8.02),
(ii)    may be removed at any time by the Company by 30 days’ written notice to the Warrant Agent, and

(iii)    may be removed by the Company if: (A) the Warrant Agent is adjudged a bankrupt or an insolvent; (B) a receiver or other public officer takes charge of the Warrant Agent or its property; or (C) the Warrant Agent becomes incapable of acting.
In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination.
(b)    If the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent. If the successor Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Company or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.
(c)    Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under this Agreement. Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights and powers. The Company will give notice of any resignation and any removal of the Warrant Agent, and the Transfer Agent, as the case may be, and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.
(d)    Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Company’s obligations under Section 7.02 will continue for the benefit of the retiring Warrant Agent.
Section 7.05    Successor Warrant Agent By Merger. (a) If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person or national banking association, the resulting, surviving or transferee Person or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in this Agreement.
(b)    If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.
Section 7.06    Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.
Article 8.
MISCELLANEOUS
Section 8.01    Holder Actions. (a) Any notice, consent to amendment, supplement or waiver provided by this Agreement to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent.
(b)    Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of such Warrant, even if no notation thereof appears on the Warrant certificate. Subject to paragraph (c), a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
(c)    The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
Section 8.02    Notices. (a) Any notice or communication by the Company, on the one hand, or the Warrant Agent, on the other hand, to the other is duly given if in writing (i) when delivered in person, (ii) when received when mailed by first class mail, postage prepaid, (iii) when received by overnight delivery by a nationally recognized courier service, or (iv) when receipt has been acknowledged when sent via email. In each case the notice or communication should be addressed as follows:
if to the Company:
Callon Petroleum Company
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042
Attention: Michol L. Ecklund, Senior Vice President, General Counsel and Corporate

Secretary
Email:     mecklund@callon.com
                legal@callon.com
With a copy to:
c/o Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attention:     Sean T. Wheeler, P.C.
                        Michael W. Rigdon
Email:             sean.wheeler@kirkland.com
                        michael.rigdon@kirkland.com
if to the Warrant Agent:

American Stock Transfer and Trust Company, LLC
48 Wall Street, 22nd Floor
    New York, New York 10005
Attention: Legal Department
Email: legalteamast@astfinancial.com
The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications. Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given (i) five days after mailing when mailed to the Holder at its address as it appears on the Register by first class mail or (ii) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided that if the Company has been made aware of a different address pursuant to an applicable Warrant, the Company shall provide such notice to such address instead. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. The notice or communication should be addressed as follows:
if to Chambers Investments, LLC:
c/o Kimmeridge Energy Management Company
412 West 15th Street, 11th Floor
New York, New York 10011
Attention: Noam Lockshin
Email: noam.lockshin@kimmeridge.com

With a copy to:
c/o Kimmeridge Energy Management Company
412 West 15th Street, 11th Floor
New York, New York 10011
Attention: Tamar Goldstein
Email: tamar.goldstein@kimmeridge.com
c/o Sidley Austin LLP
1000 Louisiana Street, Suite 5900
Houston, Texas 77002
Attention:     Irving L. Rotter
                        George J. Vlahakos
Email:             irotter@sidley.com
                        gvlahakos@sidley.com
(b)    Where this Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
Section 8.03    Supplements and Amendments. (a) The Company and the Warrant Agent may amend or supplement this Agreement or the Warrants without notice to or the consent of any Holder:
(i)    to cure any defective or inconsistent provision or mistake in this Agreement or the Warrants in a manner that is not inconsistent with the provisions of this Agreement and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder; or
(ii)    to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent;
(b)    Except as otherwise provided in paragraphs (a) or (c), this Agreement and the Warrants may be amended only by means of a written amendment signed by the Company, the Warrant Agent and the Holders of a majority of the outstanding Warrants. Any amendment or modification of or supplement to this Agreement or the Warrants, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Company and the Holder of such Warrant.

(c)    Notwithstanding the provisions of paragraph (b), without the consent of each Holder affected, an amendment or waiver may not:
(i)    increase the Exercise Price;
(ii)    reduce the term of the Warrants;
(iii)    make a material and adverse change that does not equally affect all Warrants; or
(iv)    decrease the number of shares of Common Stock, cash or other securities or property issuable upon exercise of the Warrants except, in each case, for adjustments expressly provided for in this Agreement.
(d)    It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.
(e)    Subject to Section 8.03(h), an amendment, supplement or waiver under this Section 8.03(e) will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section 8.03(e) becomes effective, the Company will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
(f)    After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.
(g)    If an amendment, supplement or waiver changes the terms of a Warrant, the Company or the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.
(h)    The Warrant Agent is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 8.03 is authorized or permitted by this Agreement. If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent. The Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement.
Section 8.04    Governing Law; Waiver of Certain Damages; and Jurisdiction. This Agreement and the Warrants shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws except to the extent that the New York conflicts of laws principles would apply the applicable laws of the State of Delaware to internal matters relating to corporations organized thereunder). Neither the Company nor any Holder shall be entitled to recover (i) any exemplary, punitive or speculative damages under this Agreement or (ii) any special, indirect, consequential, incidental damages or lost profits under this Agreement, except, subject to Section 7.02(d), (x) in the case of clause (ii), to the extent any such damages or lost profits would otherwise be recoverable under New York law in an action for breach of contract or (y) in the case of clause (i) or clause (ii), any such damages or lost profits arising from a breach of this Agreement that are payable to a third party. The Company, the Warrant Agent and each Holder of a Warrant each hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating solely to this Agreement and the Warrant or the transactions contemplated hereby, to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America;
(b)    consents that any such action or proceeding may be brought in such courts;
(c)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law; and
(d)    IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANTS ISSUED.
Section 8.05    No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret this Agreement.
Section 8.06    Successors and Assigns. All agreements of the Company in this Agreement and the Warrants will bind its successors and assigns. All agreements of the Warrant Agent in this Agreement will bind its successors and assigns. Any transfer shall be subject to the transfer conditions referred to in any legend in effect as set forth herein and Sections 3.08 and 3.09, each

Holder may freely assign its Warrants and its rights under this Agreement, in whole or in part, to any Person.
Section 8.07    Duplicate Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be deemed an original, but all of them together represent the same agreement. A signature to this agreement executed/transmitted electronically will have the same authority, effect and enforceability as an original signature.
Section 8.08    Separability. In case any provision in this Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 8.09    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and in no way modify or restrict any of the terms and provisions of this Agreement.
Section 8.10    Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.
Section 8.11    Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Warrant Agent, the Holders, their respective permitted assignees and the Company shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of any Holder hereunder.
Section 8.12    Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services under this Agreement (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.
Section 8.13    Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.
Section 8.14    Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including but not limited to, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services agreed upon by the parties hereto shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or regulation, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).
Section 8.15    Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.
CALLON PETROLEUM COMPANY
By: /s/ Joseph C. Gatto, Jr.
Name: Joseph C. Gatto, Jr.
Title: President and Chief Executive Officer
Signature Page to Warrant Agreement

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC
as Warrant Agent
By: /s/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director

Signature Page to Warrant Agreement

EXHIBIT A
[Face of Series B Warrant]
[Insert appropriate legend]

No. _____________________	Warrants
CUSIP No. 13123X 136

Series B Warrant Certificate
This Series B Warrant Certificate certifies that , or its registered assigns, is the registered holder of Series B Warrants (the “Warrants”), exercisable for shares of common stock, par value $0.01 per share (the “Common Stock”), of Callon Petroleum Company, a Delaware corporation (the “Company”). This Series B Warrant Certificate is exercisable for 7,271,741 shares of Common Stock. Each Warrant entitles the registered holder upon exercise at any time from 12:01 p.m. Central Time on September 30, 2020 until 5:00 p.m., New York City Time on September 30, 2025 (the “Expiration Time”), to receive from the Company an amount of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price (the “Exercise Price”) of $5.59646634 per Warrant Share (as such price may be adjusted as provided in the Warrant Agreement), subject to the conditions and terms set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and the number of Warrant Shares upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
Reference is hereby made to the further provisions of this Series B Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
IN WITNESS WHEREOF, the Company has caused this Series B Warrant Certificate to be signed below by its duly authorized officer.
Dated: [___________________]

CALLON PETROLEUM COMPANY

By: ___________________
Name:
Title:

Countersigned on [ ]:
AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC
as Warrant Agent
By: _________________
Authorized Signatory

CALLON PETROLEUM COMPANY
[Reverse of Series B Warrant]
1.Warrant Agreement
The Warrants evidenced by this Series B Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement, dated as of September 30, 2020 (the “Warrant Agreement”), between the Company and American Stock Transfer and Trust Company, LLC, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.
2.    Exercise
Warrants may be exercised at any time from 12:01 p.m. Central Time on September 30, 2020 and on or before the Expiration Time.
In order to exercise all or any of the Warrants represented by this Series B Warrant Certificate, the holder must deliver to the Company this Series B Warrant Certificate and the form of election to exercise on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program.
The exercise of Warrants is subject to certain restrictions on exercise (including a minimum number of Warrants being exercised in a partial exercise of Warrants) as described in the Warrant Agreement.
No Warrant may be exercised after the Expiration Time, and to the extent not exercised by such time the Warrants shall become void.
3.    Adjustments
The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and, if applicable, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted.

4.    No Fractional Shares
The Company shall not be required to issue fractional Warrant Shares upon the exercise of any Warrant. The Company may, at its option, either pay the cash value thereof determined as provided in the Warrant Agreement or round the number of Warrant Shares issued up to the nearest number of whole Warrant Shares.
5.    Registered Form; Transfer and Exchange
The Warrants have been issued in registered form. Warrant Certificates, when surrendered at the office of the Registrar by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificate of like tenor evidencing in the aggregate a like number of Warrants.
Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Registrar a new Warrant Certificate or Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. This Warrant Certificate does not entitle any holder hereof to any rights of a stockholder of the Company.
6.    Countersignature
This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.
7.    Governing Law; Jurisdiction
This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws except to the extent that the New York conflicts of laws principles would apply the applicable laws of the State of Delaware to internal matters relating to corporations organized thereunder). The Company and the Holder of this Warrant each hereby irrevocably and unconditionally:
(ii)submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located within the Southern District of New York, and appellate courts thereof;
(iii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iv)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in the Register or at such other address of which the other party shall have been notified pursuant thereto;
(v)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(vi)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vii)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant Certificate, to the extent permitted by law; and
(viii)    IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND THE WARRANT ISSUED.
A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

[Form of Exercise Notice]
(To Be Executed Upon Exercise Of Series B Warrant)
The undersigned hereby elects to exercise the right, represented by this Warrant Certificate, to acquire shares of Common Stock to be settled pursuant to the procedures set forth in the Warrant Agreement.
[The undersigned requests that delivery of such shares be made through the facilities of The Depository Trust Company as follows:
DTC Participant
Participant Account Number:
Contact Person:
Telephone:
E-mail address:

Payment of the Exercise Price shall be by Net Share Settlement as set forth in Sections 4.01(b) and (c) of the Warrant Agreement.
[This exercise is made in connection with [insert relevant public offering or sale of the Company] and is conditioned upon consummation of such transaction. The exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.]
If said number of shares is less than all of the shares of Common Stock issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of             , whose address is             , and that such Warrant be delivered to                 , whose address is                 .
[The following paragraph to be included to the extent reasonably requested by the Company] [The undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act. Prior to receiving Warrant Shares pursuant to clause (x) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit C to the Warrant Agreement. Prior to receiving Warrant Shares pursuant to clause (y) above, the Company and the Warrant Agent may request a certificate substantially in the form of Exhibit D and/or an opinion of counsel. Prior to receiving Warrant Shares pursuant to clause (z) above the Company and the Warrant Agent may request appropriate certificates and/or an opinion of counsel.]

    _______________________
    Signature
Date:__________________
    _______________________
    Signature Guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto (the “Assignee”)
(Please type or print block letters)

(Please print or typewrite name and address including zip code of assignee)
the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:
Check One
☐    (1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit C to the Warrant Agreement is being furnished herewith.
or
☐    (2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.
If none of the foregoing boxes is checked, the Warrant Agent is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.
Date: _________________________
______________________________
Seller
By: ___________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
_____________________________
Signature Guaranteed
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
RESTRICTED LEGEND
THIS WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE WARRANT AGREEMENT BETWEEN CALLON PETROLEUM COMPANY AND AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC (OR ANY SUCCESSOR WARRANT AGENT) DATED AS OF SEPTEMBER 30, 2020, AS IT MAY FROM TIME TO TIME BE SUPPLEMENTED OR AMENDED, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE
B-1

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE WARRANT AGENT’S (INCLUDING ANY SUCCESSOR WARRANT AGENT) RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE WARRANT AGENT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

B-2

EXHIBIT C
Rule 144A Certificate
_________, ____
[ ]
[ ]
Attention: [ ]
Re:    Warrants to acquire Common Stock of Callon Petroleum Company (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of September 30, 2020 relating to the Warrants
Ladies and Gentlemen:
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
☐    A. Our proposed purchase of Warrants issued under the Agreement.
☐    B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.
We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of , 20 , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.
C-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[NAME OF HOLDER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date:

C-2

EXHIBIT D
Accredited Investor Certificate
_________, ____
[ ]
[ ]
Attention: [ ]
Re:    Warrants to acquire Common Stock of Callon Petroleum Company (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of September 30, 2020 relating to the Warrants
Ladies and Gentlemen:
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
☐    A. Our proposed purchase of Warrants issued under the Agreement.
☐    B. Our proposed exchange of Warrants issued under the Agreement for an equal number of Warrants to be held by us.
We hereby confirm that:
1. We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).
2. Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.
3. We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.
4. We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5. We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.
We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any Subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such transfer, delivers to the Warrant Agent a duly completed and signed certificate (the form of which is set forth on Exhibit D to the Agreement and may be obtained from the Warrant Agent) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.
Prior to the registration of any transfer in accordance with (c) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Warrant Agent) must be delivered to the Warrant Agent. Prior to the registration of any transfer in accordance with (d) or (e) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any exemption from the registration requirements of the Securities Act.
We understand that the Warrant Agent will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company and the Warrant Agent that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.
We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,
[NAME OF HOLDER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date:
Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:
___________________________________
Taxpayer ID number: _________________

EXHIBIT E
Form of Standstill Agreement
[attached]

E - 1

EXHIBIT F
Restricted Persons List
[attached]

F – 1